EXIBIT 1


                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D/A dated February 7, 2005 (including amendments thereto) with respect to the Common Stock of Sports Entertainment Enterprises, Inc. Each party to the Schedule 13D/A (including amendments thereto) is responsible for the accuracy and completeness of its own disclosure therein. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D/A.

Dated:   February 8, 2005

                                 /s/ Robert F. X. Sillerman
                                 -----------------------------------------------
                                 ROBERT F.X. SILLERMAN


                                 SILLERMAN COMMERCIAL HOLDINGS PARTNERSHIP, L.P.


                                 By:   Sillerman Investment Corporation, its
                                       General Partner


                                 By: /s/ Robert F. X. Sillerman
                                     -------------------------------------------
                                      ROBERT F. X. SILLERMAN


                                 /s/ Howard J. Tytel
                                 -------------------------
                                    HOWARD J. TYTEL


                                 /s/ Mitchell J. Slater
                                 -------------------------
                                     MITCHELL J. SLATER


                                 /s/ Thomas P. Benson
                                 -------------------------
                                     THOMAS P. BENSON